Exhibit 5.1

212-373-3000

212-757-3990

April 9, 2013

Taylor Morrison Home Corporation

4900 N. Scottsdale Road

Suite 2000

Scottsdale, AZ 85251

Taylor Morrison Home Corporation

Registration Statement on Form S-1

(incorporating Registration Statement on Form S-1

Commission File No. 333-185269)

Ladies and Gentlemen:

We have acted as special counsel to Taylor Morrison Home Corporation, a Delaware corporation (the “Company”), in connection with the Registration Statement on

Form S-1, as amended (the “Registration Statement”), of the Company, filed today with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder (the “Rules”). You have asked us to furnish our opinion as to the legality of the securities being registered under the Registration Statement. The Registration Statement and the related registration statement (Registration No. 333-185269) relate to the registration under the Act of up to 32,857,800 shares (the “Shares”) of the Company’s Class A common stock, par value $0.00001 (the “Class A common stock”), that may be offered by the Company.

In connection with the furnishing of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1. the Registration Statement;

2. the form of the Underwriting Agreement filed as Exhibit 1 to the Registration Statement (Registration No. 333-185269) (the “Underwriting Agreement”); and

3. the form of the Reorganization Agreement filed as Exhibit 10.20 to the Registration Statement (Registration No. 333-185269) (the “Reorganization Agreement”).

In addition, we have examined (i) such corporate records of the Company that we have considered appropriate, including the amended and restated certificate of incorporation of the Company and the amended and restated by-laws of the Company, certified by the Company as in effect on the date of this letter and copies of resolutions of the board of directors of the Company relating to the issuance of the Shares, certified by the Company and (ii) such other certificates, agreements and documents that we deemed relevant and necessary as a basis for the opinions expressed below. We have also relied upon the factual matters contained in the representations and warranties of the Company made in the Documents and upon certificates of public officials and the officers of the Company.

In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.

Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that the Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued, delivered and paid for as contemplated in the Registration Statement and the related registration statement and in accordance with the terms of the Underwriting Agreement, the Shares will be validly issued, fully paid and non-assessable.

The opinions expressed above are limited to the General Corporation Law of the State of Delaware.

We hereby consent to use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” contained in the prospectus incorporated by reference in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

Very truly yours,

/s/ PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP
PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

4